Exhibit 99.1

For Immediate Release

Triangle Petroleum to Commence Trading
on TSX Venture Exchange

Calgary, Alberta - December 4, 2008 - Triangle Petroleum Corporation (the “Company” or “Triangle”) (TSXV: TPE, OTCBB: TPLM) today reported that its common shares will commence trading on the TSX Venture Exchange at market open on December 5, 2008 under the symbol “TPE”. Triangle's shares will continue to trade in the United States on the OTC Bulletin Board under the symbol “TPLM”.

Shaun Toker, Chief Financial Officer, commented, “Our listing on the TSX Venture Exchange in Canada creates a natural synergy between our operations, management and finances, whereby we are focused on Canadian shale gas, are managed from Calgary, and now trade on a Canadian stock exchange.  We look forward to further success in the future as we continue to unlock the value of our Eastern Canadian shale assets and opportunities available in the Canadian shale gas sector.”

In connection with its application for listing, the Company filed a non-offering prospectus, which is available on SEDAR under the Company's profile.

About Triangle Petroleum Corporation

Triangle is an exploration company focused on emerging Canadian shale gas projects covering 584,000 gross acres in the Maritimes Basin in Nova Scotia and New Brunswick through Elmworth Energy Corporation, its Calgary based operating subsidiary. Triangle’s common shares trade on the TSX Venture Exchange under the symbol TPE and on the OTC Bulletin Board under the symbol TPLM.

For more information please visit www.trianglepetroleum.com.

For more information contact:
Jason Krueger, CFA, Corporate Communications
E-mail: info@trianglepetroleum.com
Telephone: (403) 374-1234

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Safe Harbor Statement. This news release includes statements about expected future events and/or results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to the Company’s proposed development of properties, including drilling projects. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include the possibility that additional investments will not be made or that appropriate opportunities for development will not be available or will not be properly developed. For additional risk factors about our Company, readers should refer to risk disclosure contained in our reports filed with the Securities and Exchange Commission and on SEDAR.